UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2006

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Church Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01, “Entry into a Material Definitive Agreement”

The information set forth under Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” is incorporated herein by reference.

Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant”

On September 14, 2006, Moody’s Corporation (the “Company”) entered into an operating lease agreement (the “Lease”) with 7 World Trade Center, LLC for 589,945 square feet of an office building located at 7 World Trade Center at 250 Greenwich Street, New York, New York. The Lease is conditioned upon receipt of notification (the “ESDC Acceptance Notice”) from the Empire State Development Corporation (“ESDC”) that the Lease is a “Qualifying Lease” for purposes of the rent reduction guidelines (the “Guidelines”) for the World Trade Center Rent Reduction Program (“Program”) promulgated by the ESDC, which would allow the Company to receive certain incentive benefits provided under the Program. In the event that the Company does not receive the ESDC Acceptance Notice on or before October 16, 2006 or the benefits granted to the Company are not the same as set forth in the Guidelines, the Company may terminate the Lease without penalty.

The Lease has an initial term of approximately 21 years with a total of 20 years of renewal options at the Company’s discretion, in five, ten or 20 year increments at prevailing market rates at the time of renewal. Generally, rent payments under the Lease will commence November 15, 2007 and annual base rent during the initial term of the Lease will be as follows:

Period	Annual Base Rent
November 15, 2007 – November 14, 2012	Approximately $24.5 million per year
November 15, 2012 – November 14, 2017	Approximately $27.4 million per year
November 15, 2017 – November 14, 2022	Approximately $30.4 million per year
November 15, 2022 – November 30, 2027	Approximately $33.3 million per year

These annual base rent amounts are subject to reduction to the extent credits are received under the Program.

In addition to the base rent payments, the Company will be obligated to pay certain customary amounts for its share of operating expenses and tax obligations. The Lease includes customary commercial operating lease provisions.

The foregoing description is qualified in its entirety by reference to the full text of the Lease, a copy of which will be filed as an exhibit to the Company’s next periodic report or registration statement filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/S/ JOHN J. GOGGINS
John J. Goggins Senior Vice President and General Counsel

Date: September 19, 2006

3